Exhibit 10.6

LOAN AGREEMENT

THIS LOAN AGREEMENT (“Agreement”) is made and entered into as of October 31, 2014, by and between Idaho CuMo Mining Corp, an Idaho corporation (“Borrower”) and La Familia Il LLC, a California limited liability company (“Lender”).

1. THE LOAN. This Agreement is made with reference to the following terms and conditions:

1.1 Lender shall make a new loan of up to Two Hundred Fifty Thousand Dollars $250,000.00 (the “Loan”) to Borrower, to be evidenced by a promissory note, including each amendment, extension and replacement (the “Note”). The Loan shall fund in two installments of $125,000.00 each upon fulfillment of the Conditions Precedent to Lender’s funding set forth below.

1.2 The Note shall be secured by, among other things, a first position deed of trust (the “Deed of Trust”) covering real property interests and patented mining claims located in Boise County Idaho as more fully described in a Deed of Trust of even date (the “Property”). This Agreement, the Note, the Deed of Trust, and all other documents and instruments evidencing, securing or pertaining to the Loan are hereinafter collectively referred to as the “Loan Documents”. In addition, in the event Lender or any Lender affiliate becomes a subscriber to the Silver Stream Debentures as defined and described in the attached Exhibit “A” (the “Debentures”), such Debentures shall be included in the definition of Loan Documents from and after any such subscription.

1.3 The Deed of Trust is intended by the parties to secure all of Borrower’s obligations to Lender under each and any of the Loan Documents, and shall remain as security upon the conversion of the Loan as described below, or repayment of the Loan in the event that Lender or any of Lender’s affiliates become subscribers to the Debentures.

2. CONDITIONS PRECEDENT TO CLOSING OF THE LOAN.

2.1 Initial $125.000 Funding. Before Lender is obligated to disburse all or any portion of the Loan, Lender must have received this Agreement, the Note, the Deed of Trust and other documentation, certifications, opinions of counsel and information as may be required by Lender, and (ii) proof of recording of the Deed of Trust;

2.2 Subsequent Advance of $125.000.0(). Borrower has advised Lender that there are clouds on Borrower’s title to the Property. Borrower has committed to proceeding with a quiet title action in Boise County Idaho, to clear all title matters (the “Quiet Title Action”) such that Alliance Title will issue a One Million Dollar title insurance policy insuring the first position priory of the Deed of Trust (the “Title Policy”). Upon issuance of the Title Policy Lender shall advance the Subsequent Advance of $125,000.00.

3. REPRESENTATIONS AND WARRANTIES OF BORROWER. Borrower represents and warrants (and each request for a disbursement of the proceeds of the Loan shall be deemed a representation and warranty on the date of such request) that:

3.1 Borrower is an Idaho corporation and is the sole fee owner of the Property and is duly qualified and in good standing to conduct business in each jurisdiction in which Borrower’s business is conducted.

3.2 Authority/No Conflict. The execution, delivery and performance of the Loan Documents are within Borrower’s power, are legal, valid and binding obligations of Borrower, and are not in conflict with the terms of any law, indenture, agreement or undertaking to which Borrower is a party or by which Borrower or the Property is bound or affected. Borrower is authorized to own and operate the Property.

3.3 No Defaults. There is no event which is, or with notice or lapse of time or both would be, an Event of Default (as defined in the “DEFAULTS” Section below).

3.4 No Material Adverse Effect. Borrower is not aware of any fact, occurrence or circumstance which Borrower has not disclosed to Lender in writing which has, or could reasonably be expected to have, a material adverse effect on the Property, Borrower’s ability to repay the Loan or perform its obligations under the Loan Documents, or the validity, priority, or enforceability of the Deed of Trust or other Loan Documents.

3.5 Financial Statements. All financial statements and financial information and other information, documentation and other materials provided to Lender are true, correct and complete in all respects and no materially adverse change has occurred in the financial condition reflected in any such financial statement since the date shown thereon.

3.6 Compliance with Law. Borrower has complied in all material respects with all laws, regulations, restrictions, requirements, permits, agreements, covenants or encumbrances affecting Borrower or the Property or the Debentures (collectively, the “Requirements”). Borrower has received no notices of violations of any Requirements.

3.8 Broker Negotiated Loan. Borrower represents and warrants to lender that the loan evidenced hereby was negotiated by William Van Roo, a California licensed real estate broker within the meaning of California Constitution, Article XV and Borrower agrees and intends that the loan evidenced hereby is to be secured, in whole or in part, by a lien on real property, and that said loan is, therefore, exempt from any interest rate limitations which may be imposed by California law.

4. COVENANTS OF BORROWER. Borrower agrees, so long as the Loan is outstanding and until full and final payment of all sums outstanding under any Loan Document, unless otherwise waived by Lender in writing, as follows:

4.1 Mining Claims.

(a) Borrower shall perform all obligations required to maintain its patented mining claims on the Property.

(b) Borrower shall commence the Quiet Title Action within 30 days of signing and diligently prosecute such action to its conclusion such that the Title Policy may issue from Alliance Title.

4.2 Notices. Borrower shall give written notice to Lender within 15 days any of the following:

(a) Any litigation or arbitration proceeding affecting Borrower or the Property or the Debentures;

(b) Any material dispute which may exist between Borrower and any government regulatory body or law enforcement body or which may affect the Property or the Debentures;

(c) Any Event of Default or any event which, upon notice, or lapse of time, or both, would become an Event of Default;

(d) Any other matter which has resulted or is likely to result in a material adverse change in (i) the physical condition or operation of the Property, (ii) the financial condition of Borrower, or (iii) Borrower’s ability to perform in a timely manner any of Borrower’s obligations under any of the Loan Documents;

e) Any change in Borrower’s name, business structure; and

(f) The Property or Borrower’s business fails to comply with any applicable Requirement.

4.3 Negative Covenants. Without Lender’s prior written consent, not to be unreasonably withheld, Borrower shall not:

(a) engage in any business activities substantially different from Borrower’s present business;

(b) lease or dispose of all or a substantial part of the Borrower’s assets;

(c) (c) liquidate or dissolve Borrower’s business; or

(d) enter into any consolidation, merger, joint venture, syndication or other combination affecting, involving or relating to the Property or the Debentures.

4.4 Performance of Acts. Upon request by Lender, Borrower shall perform all acts which may be necessary or advisable to perfect any lien or security interest provided for in the Loan Documents or to carry out the intent of the Loan Documents. Borrower shall obtain, preserve and maintain all rights, privileges and franchises necessary or desirable for the operation of the Property and the conduct of Borrower’s business.

5. DEFAULTS. The occurrence of any of the following events (“Events of Default”) shall terminate any obligation on the part of Lender to make or continue the Loan and automatically, unless otherwise provided under the Loan Documents, shall make all sums of interest and principal and any other amounts owing under the Loan Documents immediately due and payable, without notice of default, presentment or demand for payment, protest, notice of nonpayment or dishonor, or any other notices or demands:

5.1 Failure to Pay According to Note and Other Loan Documents. Borrower shall default on the due and punctual payment of the principal or the interest on the Note or any obligations of the Loan Documents;

5.2 Failure to Perform Under the Loan Documents. Borrower shall default in the due performance or observance of any condition, covenant or obligation of the Loan Documents; or

5.3 First Lien. Lender fails, for any reason, to have an enforceable first lien on or security interest in the Property given as security for the Loan.

5.4 Borrower is determined not to have title to the Property by any court of competent jurisdiction.

5.5 Borrower violates any due on sale or encumbrance provision of the Deed of Trust.

If an Event of Default occurs under this Agreement, Lender may exercise any right or remedy which it has under any of the Loan Documents, or which is otherwise available at law or in equity or by statute, and all of Lender’s rights and remedies shall be cumulative.

6. MISCELLANEOUS.

6.1 Notices. Any notices or other communications provided for or allowed hereunder shall be effective only when given by one of the following methods and addressed to the respective party at the address given with the signatures at the end of this Agreement and shall be considered to have been validly given: (i) upon delivery, if delivered personally, (ii) upon receipt, if mailed first class postage prepaid, with the United States Postal Service, (iii) on the next business day if sent by overnight courier service of recognized standing, and (iv) upon telephone confirmation of receipt, if telecopied.

6.2 Waivers. Any forbearance or failure or delay by Lender in exercising any right, power or remedy hereunder shall not be deemed a waiver thereof and any single or partial exercise of any right, power or remedy shall not preclude the further exercise thereof. No waiver shall be effective unless it is in writing and signed by an officer of Lender.

6.3 Lender’s Expenses; Rights of Lender. Borrower shall promptly pay to Lender, upon demand, with interest thereon from the date of demand at the rate applicable from time to time under the Note, reasonable attorneys’ fees, and all costs and other expenses paid or incurred by Lender in exercising its rights or remedies provided for in this Agreement or any other Loan Document, and payment thereof shall be secured by the Deed of Trust. If at any time Borrower fails to do any of the things provided herein, Lender shall have the right, but not the obligation, to do the same but at the expense of Borrower.

6.4 Successors and Assigns. This Agreement may not be assigned by Borrower without the prior written consent of Lender. Subject to the foregoing restriction, this Agreement shall inure to the benefit of Lender and its successors and assigns, and shall bind Borrower and its successors and assigns. Lender shall have the right, in its sole discretion, to assign all or any part, either outright or through participating interests, of Lender’s rights in the Loan and the Loan Documents. Lender is authorized to disclose to any prospective assignee or participant in the Loan any and all information in the possession of Lender in respect of Borrower, the Property and the Loan.

6.5 Governing Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of California without reference to its choice of law provisions.

6.6 Entire Agreement. This Agreement and all of the other Loan Documents constitute the entire understanding between the parties hereto with respect to the subject matter hereof, superseding all prior written or oral understandings. This Agreement and the Loan Documents may be modified, amended or terminated only in a writing signed by all parties hereto.

6.7 Headings. The various headings of this Agreement are included for reference only and shall not limit or otherwise affect the meaning hereof.

6.8 Severability. Should any one or more provisions of this Agreement be determined to be illegal or unenforceable, all other provisions nevertheless shall be effective. In the event of any conflict between the provisions of this Agreement and the provisions of the Note, the provisions of the Note shall prevail.

6.9 Counterparts. This Agreement may be executed in 2 or more counterparts, each of which shall be deemed an original but taken together shall be one and the same document.

6.10 Disbursement Schedule. The proceeds of the Loan shall be disbursed in accordance with the terms set forth above upon satisfaction of the required conditions precedent to Lender’s sole satisfaction.

6.11 Special Conditions. The Special Conditions set forth on Exhibit A attached hereto are hereby incorporated herein by this reference.

6.12 Contract to Make a Loan. The parties agree that the provisions of this Section 2.5 constitute a contract to make a loan (extend debt financing or financial accommodations) within the meaning of 11 U.S.C. Section 365(c)(2) and Section 365(e)(2)(B).

6.13 Broker Negotiated Loan. The Borrower acknowledges that the Loan was negotiated by a licensed California Real Estate Broker. It is the intention of the Borrower and the Lender to comply with any application usury law. In furtherance of this intention of Borrower and Lender, all agreements between Borrower and Lender are hereby expressly limited so that in no contingency or event whatsoever shall the amount paid or agreed to be paid to Lender for the use, forbearance, or detention of money under this Note exceed the maximum permissible under applicable law. If, from any circumstance whatsoever, fulfillment of any provision hereof shall be prohibited by law, the obligation to be fulfilled shall be reduced to the maximum not so prohibited, and if from any circumstances Lender should ever receive as interest an amount which would exceed the highest lawful rate, such amount as would be excessive interest shall at Lender’s option be applied to the reduction of the principal of this Note and not to the payment of interest or refunded to Borrower.

6.14 Interest from Closing. Interest shall commence to accrue under this Note upon the disbursement by Lender of Loan proceeds.

6.15 Dispute Resolution, Arbitration and Jury Waiver. All claims, disputes, and other matters in question between the Parties arising out of; or relating to this Agreement or any of the Loan Documents, or the breach thereof, will be decided by arbitration in accordance with the Rules of the American Arbitration Association then in effect, but subject to the limitations of this section. This Agreement so to arbitrate and any other agreement or consent to arbitrate entered into in accordance herewith as provided in this section will be specifically enforceable under the prevailing law of any court having jurisdiction.

Notice of the demand for arbitration will be filed in writing with the other party to the agreement and with the American Arbitration Association with hearings to be conducted in San Jose, CA unless otherwise agreed to by the parties. The demand for arbitration will be made within a reasonable time after the claim, dispute, or other matter in question has arisen, and in no event shall any such demand be made after the date when institution of legal or equitable proceedings based on such claim, dispute, or other matter in question would be barred by the applicable statute of limitations. The parties specifically agree that they desire the arbitrator selected pursuant to this contract to have the power to decide whether what is put before the arbitrator is actually arbitrable under this contract and therefore agree that the arbitrator shall have the power to rule on his or her own jurisdiction, including any objections with respect to the existence, scope or validity of the arbitration agreement.

The award rendered by the arbitrators will be final, judgment may be entered upon it in any court having jurisdiction thereof, and will not be subject to modification or appeal except to the extent permitted by law.

No provision of this Agreement shall limit the right of any Party to (a) exercise self-help remedies including, without limitation, set off, (b) foreclose against or sell any collateral, by power of sale or otherwise or (c) obtain or oppose provisional or ancillary remedies from a court of competent jurisdiction before, after or during the pendency of the Arbitration. The exercise of, or opposition to, any such remedy does not waive the right of any Party to Arbitration pursuant to this Agreement.

Further, the parties agree that in the event that the arbitration provision set forth above is deemed unenforceable, or determined not to apply to the matter in controversy despite the express intention of the parties, the parties elect to proceed as follows: All claims, disputes or controversies, that are not subject to arbitration, including any and all questions of law or fact relating thereto, shall, at the written request of any party, be determined by Reference (the “Reference”) pursuant to Section 638 of the California Code of Civil Procedure, as the same may be amended from time to time, except as set forth herein.

EACH OF THE PARTIES, FOR ANY AND ALL ACTIONS BETWEEN THEM ARISING IN ANY MANNER FROM ANY OF THE TRANSACTIONS CONTEMPLATED, TO THE FULL EXTENT PERMITTED BY LAW, EACH HEREBY KNOWINGLY, INTENTIONALLY AND VOLUNTARILY, WITH AND UPON THE ADVICE OF COMPETENT COUNSEL, WAIVES, RELINQUISHES AND FOREVER FORGOES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PRO-CEEDING, INCLUDING, WITHOUT LIMITATION, ANY TORT ACTION, BROUGHT BY ANY OF THEM AGAINST THE OTHER BASED UPON, ARISING OUT OF, OR TN ANY WAY RELATING TO OR IN CONNECTION WITH THE TRANSACTIONS DESCRIBED OR ANY COURSE OF CONDUCT, ACT, OMISSION, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSON, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. THIS WAIVER OF RIGHTS TO A JURY TRIAL IS A MATERIAL INDUCEMENT FOR THE PARTIES TO ENTER INTO THIS AGREEMENT.

/s/	/s/

Lender	Borrower

Each Party signing below acknowledges that they have carefully read this Agreement, that they fully understand the terms of the Agreement, agree to be bound to its terms and conditions, and has received an exact copy of this Agreement, as executed.

IN WITNESS WHEREOF, the parties have executed this Loan Agreement as of the date first hereinabove written.

BORROWER:

Idaho CuMo Mining Corp,

An Idaho corporation

By:	/s/ Shaun Dykes

Its:	President

By:	/s/ Shaun Dykes

Its:	Secretary & Tresurer

(Execution by two corporate officers required)

LENDER:

La Familia II, LLC

A California limited liability company

/s/ Marin Menne
Martin Menne, its Managing Member

EXHIBIT A TO LOAN AGREEMENT
SPECIAL CONDITIONS

This Exhibit A is attached to and made a part of that certain Loan Agreement by and between Idaho CuMo Mining Corp, an Idaho corporation (“Borrower”) and La Familia, LLC, a California limited liability company (“Lender”):

Borrower’s intends to proceed with development of Borrower’s CuMo Project, a large molybdenum, copper and silver property located in Idaho, U.S.A. (including the Property described in the Deed of Trust). In connection with such development the Borrower intends to offer Silver Stream Convertible Debentures Up to US$25,000,000 Convertible Debentures with a Total 100 Units at US$250,000 per Unit (the “Silver Stream Debentures”), as outlined in the Term Sheet and Subscription Agreement and documents attached hereto as Schedules 1 through 4.

At the Lender’s option the Principal and all accrued interest thereon is convertible into a Unit of the Silver Stream Debenture offering, under the terms as laid out in the Silver Stream Debentures as approved by the regulatory authorities.

Lender shall have the continuing non revocable right until the maturity date of the Loan Agreement, at its sole option, to purchase one ounce of silver from production at

Borrowers CuMo Project (as defined and described in the attached Subscription Agreement) at a price ofUS$5 per ounce for every dollar owed by Borrower to Lender under the Loan Documents (the “Silver Right”). Lender will have the option, upon notice from any source of a decision by Borrower to place the CuMo Project into production, to convert any balance due under the Note into the Silver Right.

FIRST AMENDMENT TO LOAN DOCUMENTS

This first amendment (this “First Amendment”) to loan documents, is entered into by and between IDAHO CUMO MINING CORP., an Idaho corporation (“Borrower”) and LA FAMILIA Il LLC, a California limited liability company (“Lender”) (each, a “Party”; collectively, the “Parties”), on March 26, 2015, with respect to the “Loan Documents” defined in Sections l , 1.1, 1.2, and 1.3 of that certain Loan Agreement entered into by and between the Parties on October 31, 2014.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, the Parties agree to modify the Loan documents as follows:

l . Lender shall advance to Borrower Fifty Thousand Dollars ($50,000.00) of the second One Hundred Twenty-Five Thousand Dollar ($125,000.00) “installment” of the Loan, as described more fully in Section 1.1 of that certain Loan Agreement between the parties dated October 3 1, 2014.

2. Notwithstanding any contrary language in the Loan Documents, Borrower grants to Lender a perpetual non-revocable right to purchase from Borrower one ounce (l oz) of silver for every dollar owed by Borrower to Lender under the Loan Documents (the “Silver Conversion”), up until the date at which this offering is no longer available to investors, in accordance with the TSX Venture's rules and regulation (the “Lapse Date”). The purchase price for every ounce of silver purchased by Lender under the Silver Conversion shall be Five Dollars ($5.00) per ounce regardless of the then current price of silver on the open market.

3. Notwithstanding any contrary language in the Loan Documents, Borrower shall deliver to Lender (90) days written notice of either (a) Borrower's intent to repay (or prepay) any portion of sums owed by Borrower to Lender under the Loan Documents or (b) the Lapse Date. Borrower's right to repay the principal balance of obligation of the promissory note referenced in the Loan Documents is conditioned upon Borrower first giving Lender the above-referenced 90 day notice, however, after October 31, 2015, Lender's Silver Conversion rights are unconditioned, and Lender may make Silver Conversion demand(s) of Borrower at any time or times prior to the previously noticed Lapse Date, and Borrower must comply within ten (10) business days or prior to the Lapse Date.

4. A failure to proceed with production of silver in a manner which produces the Silver Right, whether before or after conversion of the principal balance of the Note into a Unit shall be a default under the terms of the Loan Agreement.

5. Except as provided in this First Amendment, all of the terms and conditions of the Loan Documents (as previously amended, if at all), shall remain in full force and effect. In the event of a conflict between any provision of this Second First Amendment and any provision of the provisions of the Loan Documents, this First Amendment shall control.

6. This First Amendment may be executed in counterparts, with each counterpart having the same force and effect as if all Parties had signed one original document. This First Amendment (or any counterpart thereof) may also be executed by facsimile signature. Each individual executing this First Amendment on behalf of any entity represents and warrants that he or she is duly authorized to execute and deliver this First Amendment on behalf of the Party represented, and that this Party Amendment is binding upon each Party in accordance with its terms.

IN WITNESS WHEREOF, Lender and Borrower execute this First Amendment on the date first set forth above.

LENDER:	BORROWER:

La Familia Il, LLC	Idaho CuMo Mining Corp, Inc.
a California limited liability company	a Idaho corporation

/s/ Martin Menne	/s/ Shaun Dykes
Martin Menne, its Managing Member	Shaun Dykes, its President

SECOND AMENDMENT

TO MORTGAGE AND OTHER LOAN DOCUMENTS

THIS SECOND AMENDMENT TO MORTGAGE AND OTHER LOAN DOCUMENTS (this “Second Amendment”) is made and entered into as of January 29, 2016 (the “Amendment Effective Date”), by and between IDAHO CUMO MINING CORPORATION, INC., an Idaho corporation (“Borrower”), and LA FAMILIA Il, LLC, a California limited liability company (“Lender”), with respect to the following Recitals:

R E C I T A L S

A. Pursuant to that certain Loan Agreement made and entered into by and between Borrower and Lender as of October 31, 2014, as amended by that certain First Amendment to Loan Agreement dated March 26, 2015 (together, the “Loan Agreement”), Lender has made a loan to Borrower in the original principal amount of Two Hundred Fifty Thousand Dollars ($250,000) (the “Loan”). The Loan is evidenced by that certain Promissory Note Secured by Mortgage, dated as of October 31, 2014, in the original principal amount of the Loan, executed by Borrower, as maker, in favor of Lender, as holder (the “Note”) All initially-capitalized terms not otherwise defined herein shall have the meanings given such terms in the Loan Agreement

B. The repayment of the Note, and Borrower’s performance of its obligations under the Note, are secured, inter alia, by: (i) that certain Deed of Trust dated as of October 31, 2014, executed by Borrower as Trustor and naming Lender as Beneficiary, recorded on November 14, 2014, as Instrument No. 245303 in the Official Records of Boise County, Idaho (the “Official Records”) (the “Deed of Trust”) and (ii) that certain Real Estate Mortgage dated as of March 26, 2015, executed by Borrower as Mortgagor and naming Lender as Mortgagee, recorded on March 30, 2015, as Instrument No. 246514 in the Official Records of Boise County, Idaho (the “Official Records”) (the “Mortgage”) and encumbering that certain real property described therein (the “Property”).

C. As used herein, “Loan Documents” shall mean the Loan Agreement as Amended hereby, the Note as amended hereby, the Deed of Trust, the Mortgage, and all other documents securing, or executed in connection with, the Loan.

NOW THEREFORE, in consideration of the foregoing Recitals, the mutual covenants and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows.

1.	Amendments to Loan Agreement. The Loan Agreement is hereby amended as follows:

a. The parties acknowledge that Lender has disbursed to Borrower the Two Hundred Fifty Thousand Dollars ($250,000.00) discussed in Sections 2.1 and 2.2 of the Loan Agreement. No interest has been paid by Borrower and the accrued interest is $20,672.37 as of December 31 2015.

b. Within five (5) business days of full execution of this Second Amendment, and; Alliance Title issuing an endorsement to the Mortgage insuring that the Mortgage continues to secure all obligations of Borrower under the Loan Documents in First priority position, Lender will disburse to Borrower, over and above the sums Lender has already disbursed to Borrower pursuant to Section I(a) of this Second Amendment, an Additional Advance of Two Hundred Fifty Thousand Dollars ($250,000.00).

c. The term “Loan” is amended to mean the total principle sum disbursed to Borrower under this Section 1 (i.e., Five Hundred Thousand Dollars ($500,000.00).

d. Notwithstanding any contrary language in the Loan Documents, upon disbursement to Borrower of the Additional Advance of Two Hundred Fifty Thousand Dollars ($250,000.00) discussed in Section I(b) of this Second Amendment, the Lender shall have the option (but not the obligation) to convert and or purchase up to four (4) Units of Silver Stream Debentures (also referred to as “Stream Units“ — each containing 375,000 ounces of Silver rights) for a price of $250,000 per unit upon the terms and conditions set forth in the Loan Documents.

e. In addition and as express consideration to Lender for entering into this Second Amendment and making the referenced Additional Advance Lender is granted an option until December 31, 2017 to make a “Subsequent Additional Advance” of up to an additional US$I Million Dollars to Borrower in $250,000.00 increments, each and all on the terms of the Loan Documents and in each case secured by the Mortgage. The Lender must advance US$500,000 of the $1 million on or before December 31, 2016 or the option is null and void. For each $250,000.00 increment advanced by Lender pursuant to this option Lender will then have the right to purchase an additional TWO (2) units of the silver stream at conversion for $250,000 per unit. Should Lender exercise its option to make a total Subsequent Additional Advance of US$I Million Dollars on or before December 31, 2017 Lender will then have the right to a total of Twelve (12) units of the silver stream at conversion. Specifically, should Lender make a total advances US$1.5 Million (a total of the original principal advanced, the Additional Advance made hereunder together with the optional Subsequent Additional Advances) Lender is hereby granted the irrevocable right to purchase a total of TWELVE (12) units of the silver stream at conversion for a price of $250,000 per unit The total US$1.5 Million principal together with accrued interest would be applied against the purchase of the units.

f. In addition and as express consideration to Lender for entering into this Second Amendment and making the referenced Additional Advance, the Lender, in addition to all other remedies available to Lender as the Mortgagee under the Mortgage, and at law and equity, in the event that the Borrower default on its obligations, or should the 10 year term of the Note secured by the Mortgage reach maturity and the Borrower has not made a decision to place the subject property into commercial production, (thereby triggering the right to convert to silver units), the Lender, is herby expressly granted the right, but not the obligation, to elect to acquire the property described in the Mortgage (the Property) for the purchase price of the then outstanding principal balance due under the Note upon a default under the Loan Documents (an “Option”), by giving Borrower written notice of its election to so acquire the Property, following a notice of default. In the event that Lender elects to acquire the Property as outlined in this section and exercise the Option, Borrower shall execute all documents, and take all actions, which Lender deems, in its sole absolute discretion, are reasonably necessary in connection therewith. Borrower and Lender shall execute and record a memorandum in the form attached as Exhibit A upon execution of this Second Amendment. Should the Borrower make a decision to place the subject property into production and the Lender or his assignees decide not to convert to the silver units this clause granting an Option shall become null and void and the outstanding principal plus accrued interest will be paid to the Lender.

2.	Amendment to Note. The Note is hereby amended as follows:

a. The term “Maturity Date” shall mean December 31 , 2025.

b. The term “Advances” shall mean “Five Hundred Thousand Dollars ($500,000.00), together with the aggregate unpaid principle amount of all additional advances.

c. Section 4(a) of the Note is hereby amended and restated as follows:

“4. PREPAYMENT.

(a) Debtor may prepay amounts outstanding under this Note in whole only, provided Debtor has given LaFamilia not less than five (5) Business Days’ prior written notice of Debtor’s intention to make such prepayment and Debtor pays to LaFamilia all of the then outstanding principal together with accrued interest thereon along with the prepayment fee due as a result. The prepayment fee shall also be due if LaFamilia, for any other reason, including acceleration or foreclosure, receives all or any portion of principal and accrued interest prior to its scheduled payment date. The prepayment fee shall be in an amount equal to the then present “Market Value” (defined as quotations for silver quoted in US Dollars as correctly published in Metal Bulletin) of

(i) for the principal sum of $500,000 through and including the Additional Advance, as described in the Loan Documents One Million Five Hundred Thousand (1 ounces of Silver less (i) the sum of Seven Million Five Hundred Thousand Dollars (equal to Five Dollars ($5.00) per ounce) ($7,500,00.00 US), and less (ii) the amount of the principal so prepaid; and,

(ii) for the principal sum in excess of $500,000 (if Lender makes a Subsequent Additional Advance, as described in the Loan Documents), for every $250,000 increment of such Subsequent Additional Advance, Seven Hundred Fifty Thousand (750,000) ounces of Silver less (i) the sum of Three Million Seven Hundred Fifty Thousand Dollars (equal to Five Dollars ($5.00) per ounce) ($3,750,00.00 US), and less (ii) the amount of the principal so prepaid.”

(b) The prepayment provision shall not be triggered upon a properly delivered notice to the silver debenture holders (including the Lender), that Borrower is proceeding with commercial production and the conversion to silver units has been initiated, (i.e., a conversion to the silver debenture by Lender, or the election by Lender not to proceed to convert the outstanding balance to silver debentures following the proper notice of the right to do so at a time that Borrower is proceeding with commercial production and the conversion to silver units has been initiated, shall not constitute a prepayment hereunder.

3.	Amendment to Mortgage. The Mortgage is hereby amended as follows:

The fifth full paragraph of the Mortgage is amended and restated as follows:

“This conveyance is intended as a mortgage to secure Borrower’s full performance of all of the terms and conditions of that certain Loan Agreement made and entered into by and between Borrower and Lender as of October 31, 2014, as amended by that certain First Amendment to Loan Agreement dated March 26, 2015, and that certain Second Amendment to Mortgage and other Loan Documents dated January 29, 2016 (together, the “Loan Agreement”), including, but not limited to, repayment of a Promissory Note in the principal sum of Five Hundred Thousand Dollars ($500,000.00) with interest (the “‘Note”), together with any additional advances which may be made by Lender after the date hereof, in accordance with the terms of both the Note and the Loan Agreement, providing for acceleration of the due date of the principal for default (i) in the payment of interest or any installment of principal, (ii) any other default under the Loan Agreement, and providing for a reasonable attorney’s fee in case of suit or action. All of the obligations of Mortgagor under the Loan Agreement (including but not limited to payment under the terms of the Note) are referred to herein as the “Indebtedness”

The following provisions are added to the Mortgage following the penultimate paragraph of the Mortgage.

Restricted Prepayment Privileges. Mortgagor may only Prepay the Note on the terms and conditions stated therein, including the payment of an agreed prepayment penalty.

No Sale Without Consent. The Mortgagor will not sell, transfer, lease, further encumber or otherwise dispose of all or any part of the real property described herein (the “Property”) or any interest in the Property, or if Mortgagor is a corporation, permit a change in control, without the Mortgagee’s prior written approval and if approved, without such approved purchaser, transferee or lessee entering an assumption agreement in form satisfactory to the Mortgagee. Acceptance of any payments from a purchaser, transferee or lessee or after a change in control not approved in writing will not constitute an approval or waiver by the Mortgagee.

Environmental Hazards. The Mortgagor will not use, store, release, deposit, recycle, or permit the presence of hazardous substances on the Property, which includes but not limited to asbestos, PCBs, radioactive materials, gasoline, kerosene, or other flammable petroleum products. “Hazardous Materials” means any substance or material whose nature and/or quantity or existence, use, manufacture, or effect render it subject to federal, state, or local regulation, investigation, remediation or removal as potentially injurious to public health or welfare, and including, without limitation, (a) any “hazardous material,” “hazardous substance,” and “hazardous waste,” as said terms are defined in Idaho Statutes, (b) petroleum, (c) asbestos, (d) polychlorinated biphenyls, (e) radioactive material, (f) any substance or material designated as a “hazardous substance” pursuant to Section 31 1 of the Clean Water Act, 33 U.S.C. S 1251 et seq. (33 U.S.C. S 1317), (g) any substance or defined as a “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. S 6901 et seq. (41 U.S.C. S 6903), or (h) any “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensations, and Liability Act, 42 U.S.C. S 9601 et seq. (42 U.S.C. S 9601). (the “Hazardous Substances”). The Mortgagor is also prohibited from performing any acts on the Property involving any Hazardous Substances that would materially affect the value of the Property or would require clean-up or remedial action under federal, state, or local laws and codes.

Protection of Mortgagee’s Security. If at any time the Mortgagor should fail to uphold the covenants in this Mortgage, or if a legal proceeding commences which materially affects the Mortgagee’s interest in the Property, the Mortgagee may pay or perform any reasonable action as necessary to protect the Mortgagee’s interest, which includes, but is not limited to:

a. payment of insurance premiums and taxes, levies, accruing against the Property;

b. payment of sums due secured by a prior lien which has priority over this Mortgage;

c. payment of legal fees in relations to any legal proceedings or legal costs arising from the Property; and

d. payment of reasonable costs in repairing and maintaining the Property

Any action referred to in the immediately preceding section is optional for the Mortgagee and the Mortgagee has no duty or obligation to carry out any of the remedies listed in this section and will not incur any liability in the failure to perform such tasks. Any amount disbursed by the Mortgagee in relation to the protection of the Mortgagee’s security will become Additional Fees payable by the Mortgagor.

4.	Amendment to Loan Documents. All of the Loan Documents (whether or not expressly set forth herein) are hereby amended to: (a) reflect the terms and conditions discussed in this Second Amendment, including but not limited to the terms and conditions discussed in Sections 1-3 of this Second Amendment, and; to (b) provide that, the Loan Documents, as modified by this Second Amendment, the constitute “Loan Documents” the performance of which are secured by the Mortgage.

5.	Memorandum. Notwithstanding anything to the contrary in the Loan Agreement, the Note, the Mortgage, or any other Loan Documents, upon the recordation of a memorandum of this Second Amendment, executed by the parties, in the Official Records, the parties hereto agree that the Loan Agreement, the Note, the Mortgage, and all of the other Loan Documents, shall be amended in the manner and to the extent set forth herein.

6.	Representations and Warranties. As a material inducement for Lender to enter into this Second Amendment, Borrower hereby represents and warrants to Lender that:

a. Borrower has full power and authority to execute, deliver and perform its obligations under this Second Amendment and all other documents delivered to Lender in connection with this Second Amendment. This Second Amendment and the Loan Documents are binding upon and enforceable against Borrower in accordance with their respective terms.

b. Except as disclosed to Lender in writing prior to the date hereof, there is no potential Event of Default or Event of Default by Borrower under any of the other Loan Documents.

c. The representations and warranties made by Borrower in each of the Loan Documents are, as of the effective date of this Second Amendment, true, correct and complete in all material respects.

d. Borrower does not have any (a) offsets or defenses against the payment of the Note or any other amounts payable under the Loan Documents, or (b) claims against Lender or any employee, officer, director, or attorney of Lender in connection with the Note, any of the other Loan Documents, or this Second Amendment.

7.	Reaffirmation of Obligations. Borrower hereby acknowledges and reaffirms its obligations under the Note and the other Loan Documents, as such documents have been modified by this Second Amendment, and agrees that any reference made in the Note or any of the other Loan Documents to such documents shall mean such Loan Documents as modified by this Second Amendment. Borrower hereby also acknowledges and reaffirms that in the event of any Event of Default under the terms of the Loan Documents, Lender shall, without limiting its other rights under the Loan Documents, have full rights of recourse against Borrower.

8.	Waiver of Certain Protections. As a material inducement for Lender to enter into this Second Amendment, Borrower agrees that, in the event that Borrower (a) files with any bankruptcy court of competent jurisdiction or is the subject of any petition under Title 1 1 of the U.S. Code, as amended, (b) is the subject of any order of relief under such Title 1 1 of the U.S. Code, as amended, (c) files or is the subject of any petition, order, judgment or decree petition seeking, or relating to, any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future Canadian, United States or United States state act or law relating to bankruptcy, insolvency, or other relief for debtors, or (d) seeks, consents or agrees to, the appointment of any trustee, receiver, conservator, or liquidator, then in such event Lender shall be entitled to relief from any automatic stay imposed (including any stay by Section 362 of Title 1 1 of the U.S. Code, as amended), or otherwise, on or against the exercise of its rights and remedies under the Loan Documents or as otherwise provided by law or in equity. Borrower hereby irrevocably waives any benefits or protections that may be afforded by any such automatic stay, and further waives any benefits or protections that may be afforded by relief similar to such automatic stay (including but not limited to under Section 105 of Title 1 1 of the U.S. Code, as amended), or otherwise.

9.	Events of Pefault. In addition to all other matters constituting a default or Event of Default under the Loan Documents, the breach or default by Borrower of any term or covenant contained herein, and the expiration of any applicable cure period set forth in the Loan Documents, or the inaccuracy of any representation or warranty contained herein, shall also be deemed a default or Event of Default under the Loan Documents.

10.	Governinq Law. This Second Amendment shall be governed by, and construed and enforced in accordance with, the laws of the State of California.

11.	Counterparts. This Second Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Signature and acknowledgement pages may be detached from the counterparts and attached to a single copy of this Second Amendment to physically form one document, which may be recorded.

12.	Time of Essence. Time is of the essence with respect to each provision of this Second Amendment.

13.	Successors and Assiqns. The provisions of this Second Amendment shall be binding upon and shall inure to the benefit of Borrower, Lender and their respective successors and assigns, if any.

14.	Entire Amendment. This Second Amendment and the Loan Documents constitute the entire understanding between Borrower and Lender with respect to the subject matter hereof, and all prior amendments, understandings, representations and statements with respect thereto, whether oral or written are merged into this Second Amendment and the Loan Documents.

15.	Except as provided in this Second Amendment, all of the terms and conditions of the Loan Documents (as previously amended, if at all), shall remain in full force and effect. Capitalized terms not herein defined shall have the meanings ascribed to them in the Loan Documents. In the event of a conflict between any provision of this Second Amendment and any provision of the provisions of the Loan Documents, this Second Amendment shall control.

16.	This Second Amendment may be executed in counterparts, with each counterpart having the same force and effect as if all parties had signed one original document. This Second Amendment (or any counterpart thereof) may also be executed by facsimile signature. Each individual executing this Second Amendment on behalf of any entity represents and warrants that he or she is duly authorized to execute and deliver this Second Amendment on behalf of the party represented, and that this Second Amendment is binding upon each party in accordance with its terms.

IN WITNESS WHEREOF, Borrower and Lender have caused this Second Amendment to be duly executed and delivered as of the Amendment Effective Date.

“Borrower”

IDAHO CUMO MINING CORPORATION, INC., an Idaho corporation

/s/ Shaun Dykes
Declared before me at Coquitlam,	Shaun Dykes, President
British Columbia this 28th
Day of January 2016	/s/ Shaun Dykes
Shaun Dykes, Secretary and Treasurer
/s/ JLR
James L. Robinson	(execution by two (2) corporate officers required)
Notary Public
“Lender”

LA FAMIIA II, LLC
A California limited liability company

/s/ Martin Menne
Martin Menne, its Managing Partner

EXHIBIT A

RECORDING REQUESTED BY

AND WHEN RECORDED MAIL TO.

La Familia Il, LLC

GREEN VALLEY CORPORATION

777 N. FIRST STREET, 5TH FL.

SAN JOSE, CA 95112

MEMORANDUM OF SECOND AMENDMENT TO MORTGAGE AND OTHER LOAN DOCUMENTS

THIS MEMORANDUM OF SECOND AMENDMENT TO MORTGAGE AND OTHER LOAN DOCUMENTS (this “Memorandum”) is made as of January 29, 2016 (the “Amendment Effective Date”), by and between IDAHO CUMO MINING CORPORATION, INC., an Idaho corporation (“Borrower”), and LA FAMILIA Il, LLC, a California limited liability company (“Lender”), with respect to the following Recitals:

R E C I TA LS

A. Pursuant to that certain Loan Agreement made and entered into by and between Borrower and Lender as of October 31, 2014, as amended by that certain First Amendment to Loan Agreement dated March 26, 2015 (together, the “Loan Agreement”), Lender has made a loan to Borrower in the original principal amount of Two Hundred Fifty Thousand Dollars ($250,000) (the “Loan”). The Loan is evidenced by that certain Promissory Note Secured by Mortgage, dated as of October 31 , 2014, in the original principal amount of the Loan, executed by Borrower, as maker, in favor of Lender, as holder (the “Note”) All initially capitalized terms not otherwise defined herein shall have the meanings given such terms in the Loan Agreement.

B. The repayment of the Note, and Borrower’s performance of its obligations under the Note, are secured, inter alia, by: (i) that certain Deed of Trust dated as of October 31, 2014, executed by Borrower as Trustor and naming Lender as Beneficiary, recorded on November 14, 2014, as Instrument No. 245303 in the Official Records of Boise County, Idaho (the “Official Records”) (the Deed of Trust”) and (ii) that certain Real Estate Mortgage dated as of March 26, 2015, executed by Borrower as Mortgagor and naming Lender as Mortgagee, recorded on March 30, 2015, as Instrument No. 246514 in the Official Records of Boise County, Idaho (the “Official Records”) (the “Mortgage”) and encumbering that certain real property described therein (the “Property”).

C. As used herein, “Loan Documents” shall mean the Loan Agreement as Amended hereby, the Note as amended hereby, the Mortgage, and all other documents securing, or executed in connection with, the Loan.

D. Borrower has requested that Lender extend the Maturity Date (as defined in the Note), and make additional advances to Borrower and Lender has agreed to do so on the terms and conditions set forth in that certain Second Amendment to Deed of Trust and Other Loan Documents of even date herewith among Borrower, and Lender (the “Modification Agreement”).

MEMORANDUM

Incorporation of the Modification Aqreement. The Modification Agreement is incorporated in this Memorandum by this reference as if fully set forth herein.

Amendment to Loan Documents a.

All of the Loan Documents (whether or not expressly set forth herein) are hereby amended to (a) reflect that the Maturity Date of the Note has been extended to December 31, 2025, (b) provide that the repayment terms of the Note have been modified as set forth in the Modification Agreement, (c) provide that Lender has made an additional advance of $250,000.00 and that the outstanding principal balance of the Note is now $500,000.00, accruing interest at the stated rates for the date of each advance; (d) to provide for potential additional advances to be made by Lender to be secured in each instance by the Mortgage; (e) provide that each of the Loan Documents have been modified by the applicable Modification Documents, and (f) provide that the Modification Documents constitute “Loan Documents” (as “Loan Documents” is used therein).

Reaffirmation of Obliqations.

Borrower hereby acknowledges and reaffirms its respective obligations under the Note, the other Loan Documents, as such documents have been amended by the Modification Agreement and the other Modification Documents, and agrees that any reference made in the Note, any of the other Loan Documents to such documents shall mean such Loan Documents as amended by the Modification Agreement and the Modification Documents. Borrower hereby also acknowledges and reaffirms that in the event of any default under the terms of the Loan Documents, Lender shall, without limiting its other rights under the Loan Documents, have full rights of recourse against Borrower.

Option.

Borrower hereby acknowledges and reaffirms that Lender is granted an option to purchase the real property described in the Mortgage upon a default by Borrower under the Loan Documents, as such documents have been amended by the Modification Agreement and the Modification Documents (the “Option”). This Memorandum is executed and recorded in part for the purpose of giving notice of the existence of the Option and its essential terms. In the event of any conflict between the terms of the Option and the terms of this Memorandum, the terms of the Option shall control.

Counterparts.

This Memorandum may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. Signature and acknowledgement pages may be detached from the counterparts and attached to a single copy of this Memorandum to physically form one document, which may be recorded.

{SIGNATURES FOLLOW}

IN WITNESS WHEREOF, Borrower, Lender and Indemnitor have caused this Memorandum to be duly executed and delivered as of the date first above written.